                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Netegrity, Inc.:

We consent to the use of our report dated January 29, 2003, with respect to the consolidated balance sheet of Netegrity, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to our audit of the adjustments that were applied and the disclosures added to revise the 2001 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments and disclosures.

/s/ KPMG LLP

Boston, Massachusetts
February 2, 2004